Service Corporation International Announces Strong First Quarter 2013 Financial Results

- Conference call on Thursday, April 25, 2013, at 9:00 a.m. Central Time

HOUSTON, April 24, 2013 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the first quarter 2013. Our unaudited condensed consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended March 31,
	2013	2012
Revenues	$652.4	$602.5
Operating income	$127.8	$101.1
Net income attributable to common stockholders	$57.6	$48.0
Diluted earnings per share	$0.27	$0.22
Earnings from continuing operations excluding special items(1)	$60.6	$45.1
Diluted earnings per share from continuing operations excluding special items(1)	$0.28	$0.20
Diluted weighted average shares outstanding	215.2	223.2
Net cash provided by operating activities	$151.1	$95.8
Net cash provided by operating activities excluding special items(1)	$154.1	$95.8

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items increased 40.0% to $0.28 in the first quarter 2013 compared to $0.20 in the prior year first quarter.
  Funeral gross profit increased by $20.1 million, or 20.1%, and funeral gross margin percentage increased to 26.0% from 23.6% due primarily to a healthy increase in funeral services performed.
  Cemetery gross profit increased $11.9 million, or 43.1%, and cemetery gross margin percentage increased to 20.8% from 15.5% due primarily to a solid increase in preneed cemetery property sales production.
  Net cash provided by operating activities excluding special items increased to $154.1 million compared to $95.8 million in 2012, driven primarily by higher operating earnings and improved working capital performance.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the first quarter of 2013:
"We are very proud of the operating performance of our businesses during the first quarter which delivered an impressive 40% improvement in EPS from continuing operations excluding special items. Strong preneed cemetery sales production and a meaningful increase in funeral services performed drove earnings to the high end of our expectations. On this strong performance, we anticipate results for the year trending toward the upper end of the earnings and cash flow guidance ranges previously provided, and we remain confident that our solid operating platform and healthy financial position will allow us to actively pursue our growth strategies throughout the year and continue our focus on increasing shareholder value."

REVIEW OF RESULTS FOR FIRST QUARTER 2013

Consolidated Segment Results

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended March 31,
	2013	2012
Funeral
Funeral atneed revenue	$267.0	$252.7
Funeral matured preneed revenue	146.4	131.8
Funeral recognized preneed revenue	18.9	13.7
Other funeral revenue	29.7	26.1
Total funeral revenues	$462.0	$424.3

Gross profit	$120.1	$100.0
Gross margin percentage	26.0%	23.6%

Funeral services performed	79,788	74,706
Average revenue per funeral service	$5,181	$5,147

Cemetery
Cemetery atneed revenue	$60.8	$58.1
Cemetery recognized preneed revenue	104.0	96.9
Other cemetery revenue	25.5	23.2
Total cemetery revenues	$190.3	$178.2

Gross profit	$39.5	$27.6
Gross margin percentage	20.8%	15.5%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended March 31, 2013 and 2012, including the results of the Neptune Society for both periods. We consider comparable operations to be those owned for the entire period beginning January 1, 2012 and ending March 31, 2013.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended March 31,
	2013	2012
Comparable funeral revenue:
Atneed revenue(1)	260.5	251.9
Matured preneed revenue(2)	145.5	131.2
Recognized preneed revenue(3)	17.9	13.6
Other funeral revenue(4)	29.5	26.3
Total comparable funeral revenues	$453.4	$423.0

Comparable gross profit	$118.9	$100.9
Comparable gross margin percentage	26.2%	23.9%

Comparable funeral services performed:
Preneed	30,695	28,852
Atneed	47,021	45,666
Total	77,716	74,518

Comparable average revenue per funeral service	$5,224	$5,141
Comparable preneed funeral production:
Sales	$180.9	$171.9
Preneed funeral contracts sold – SCI (excluding Neptune Society)	27,297	26,362
Preneed funeral contracts sold – Neptune Society	12,769	10,653
Average revenue per contract sold - SCI (excluding Neptune Society)	$5,752	$5,819
Average revenue per contract sold - Neptune Society	$1,873	$1,740

(1)	Funeral atneed revenue represents merchandise and funeral services sold after a death has occurred.
(2)	Funeral matured preneed revenue represents merchandise and services sold on a preneed contract but delivered and/or performed after a death has occurred.
(3)

Funeral recognized preneed revenue represents merchandise and services sold on a preneed contract and delivered before a death has occurred, including funeral merchandise and travel protection insurance, which primarily represent sales by the Neptune Society.

(4)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues increased by $30.4 million and were primarily driven by an impressive increase in the number of funeral services performed and an increase in the average revenue per funeral service. Additionally, recognized preneed revenue grew by over 31% enhancing both revenues and gross profits.
  Comparable funeral services performed increased 4.3%, which we believe is consistent with trends experienced by other funeral service providers and industry vendors.
  The comparable average revenue per funeral service grew 1.6% over the prior year quarter. Excluding an unfavorable Canadian currency impact and the benefit from higher trust fund income, the average revenue per funeral service grew approximately 1.1%.  This was achieved despite a 60 basis point increase in the cremation rate to 48.9% in 2013.  The addition of Neptune Society fulfilled contracts to our comparable results (which include only the cremation service component in our comparable analysis) has accelerated our cremation mix change and put slight downward pressure on our total average revenue per funeral service.
  Comparable funeral gross profit increased $18.0 million, or 17.8%, compared to the prior year quarter, while the gross margin percentage increased 230 basis points to 26.2%. The improvements were led by strong revenue increases partially offset by corresponding higher direct costs for funeral expenses and selling costs related to increased preneed sales production.
  Comparable preneed funeral sales production increased $9.0 million, or 5.2%, compared to the prior year.  This was primarily driven by a 19.9% increase in Neptune funeral contracts sold with a sales average increase of 7.6%.   Excluding Neptune, SCI's number of preneed funeral contracts sold also increased 3.5%, while the sales average slightly decreased 1.0%.  Preneed funeral sales are deferred and recognized as revenues in future periods when the funeral service is performed, unless the corresponding merchandise or service is delivered before death has occurred.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended March 31, 2013 and 2012. We consider comparable operations to be those owned for the entire period beginning January 1, 2012 and ending March 31, 2013.

(Dollars in millions)	Three Months Ended March 31,
	2013	2012
Comparable cemetery revenue:
Atneed revenue(1)	$60.8	$58.0
Recognized preneed revenue(2)	104.0	96.9
Other cemetery revenue(3)	25.6	23.0
Total comparable cemetery revenues	$190.4	$177.9

Comparable gross profit	$39.9	$27.4
Comparable gross margin percentage	21.0%	15.4%

Comparable preneed and atneed cemetery sales production:
Property	$120.0	$109.2
Merchandise and services	99.8	96.3
Discounts	(24.2)	(22.1)
Preneed and atneed cemetery sales production	$195.6	$183.4
Recognition rate (4)	84%	84%

(1)	Cemetery atneed revenue represents merchandise and services sold after a death has occurred.
(2)	Cemetery recognized preneed revenue represents merchandise and services sold on a preneed contract and delivered before a death has occurred.
(3)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(4)	Represents the ratio of current period revenue recognition stated as a percentage of current period preneed sales production.
  Comparable cemetery revenues increased $12.5 million, or 7.0%, primarily as a result of higher preneed property sales, as well as increased trust fund income during the quarter.
  Led by the strong increase in revenues, cemetery gross profit increased $12.5 million and the gross margin percentage increased to 21.0% compared to 15.4%. Included in the results for the first quarter of 2013 was a benefit of $1.9 million for property insurance claim settlements, partially offset by a $2.0 million increase in selling costs related to increased sales production.
  Included in the preneed and atneed cemetery sales production above is an increase of $8.3 million, or 6.7%, in preneed cemetery sales production for the current quarter.

Other Financial Results

  General and administrative expenses increased $4.9 million to $30.9 million in the first quarter of 2013. This increase in the current year was primarily due to $2.5 million of incremental long-term incentive compensation costs related to total shareholder return as well as a $2.5 million increase in legal fees.

Cash Flow and Capital Spending

Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended March 31,
	2013	2012
Net cash provided by operating activities, as reported	$151.1	$95.8
System and Process Transition Costs	1.7	—
Legal Defense Fees	1.3	—
Net cash provided by operating activities excluding special items	$154.1	$95.8
  Net cash provided by operating activities excluding special items increased to $154.1 million compared to $95.8 million in 2012. Higher earnings in the current quarter were further enhanced by improved working capital performance, primarily from preneed cash collections and accounts payable.
  A summary of our capital expenditures is set forth below:
Capital Expenditures (In millions)	Three Months Ended March 31,
	2013	2012
Capital improvements at existing locations	$14.7	$13.7
Development of cemetery property	6.2	8.0
Construction of new funeral home facilities	1.7	1.7
Total capital expenditures	$22.6	$23.4

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three months ended March 31, 2013 is set forth below:

Three Months
Preneed Funeral	6.3%
Preneed Cemetery	6.7%
Cemetery Perpetual Care	4.0%
Combined Trust Funds	5.7%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

	Three Months Ended March 31,
(In millions, except diluted EPS)	2013		2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$57.6	$0.27	$48.0	$0.22
After-tax reconciling items:
Impact of divestitures and impairment charges, net	0.6	—	0.4	—
System and process transition costs	0.7	—	—	—
Change in certain tax reserves	0.9	0.01	(3.3)	(0.02)
Legal Defense Fees	0.8	—	—	—
Earnings from continuing operations and diluted earnings per share excluding special items	$60.6	$0.28	$45.1	$0.20

Diluted weighted average shares outstanding (in thousands)		215,208		223,212

Conference Call and Webcast

We will host a conference call on Thursday, April 25, 2013, at 9:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 413-3237 with the passcode of 34696233. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through May 25, 2013 and can be accessed at (630) 652-3000 with the passcode of 34696233#. Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust fund.
  The funeral home and cemetery industry continues to be increasingly competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation, including currently pending class action cases concerning cemetery or burial practices, could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenues and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Increased costs, including potential increased health care costs, may have a negative impact on earnings and cash flows.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments and/or other intangible assets.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2012 Annual Report on Form 10-K, which was filed February 13, 2013. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At March 31, 2013, we owned and operated 1,437 funeral homes and 374 cemeteries (of which 213 are combination locations) in 43 states, eight Canadian provinces and the District of Columbia. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:

Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall - Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenues	$652,352	$602,506
Costs and expenses	(492,752)	(474,939)
Gross profit	159,600	127,567
General and administrative expenses	(30,866)	(25,959)

(Losses) on divestitures and impairment charges, net	(969)	(490)
Operating income	127,765	101,118
Interest expense	(32,769)	(33,588)
Other (expense) income, net	(984)	3,905

Income from continuing operations before income taxes	94,012	71,435
Provision for income taxes	(35,290)	(23,120)
Net income	58,722	48,315

Net income attributable to noncontrolling interests	(1,102)	(290)

Net income attributable to common stockholders	$57,620	$48,025

Basic earnings per share	$0.27	$0.22
Diluted earnings per share	$0.27	$0.22

Basic weighted average number of shares	211,380	220,132
Diluted weighted average number of shares	215,208	223,212

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET (In thousands, except share amounts)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$188,546	$92,708
Receivables, net	92,955	101,817
Deferred tax asset	42,833	42,864
Inventories, net	25,556	24,560
Other	24,858	20,546
Total current assets	374,748	282,495
Preneed funeral receivables, net and trust investments	1,558,994	1,535,932
Preneed cemetery receivables, net and trust investments	1,897,314	1,826,835
Cemetery property, at cost	1,486,646	1,489,948
Property and equipment, net	1,635,118	1,641,101
Goodwill	1,379,303	1,382,410
Deferred charges and other assets	421,646	425,267
Cemetery perpetual care trust investments	1,128,284	1,099,580
	$9,882,053	$9,683,568
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$378,844	$373,783
Current maturities of long-term debt	37,315	31,429
Income taxes	9,373	6,892
Total current liabilities	425,532	412,104
Long-term debt	1,913,382	1,916,621
Deferred preneed funeral revenues	525,933	536,647
Deferred preneed cemetery revenues	876,553	861,148
Deferred tax liability	507,091	471,198
Other liabilities	392,369	399,950
Deferred preneed funeral and cemetery receipts held in trust	2,714,633	2,624,321
Care trusts' corpus	1,127,479	1,098,752

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 211,785,586 and 211,056,501 shares issued, respectively, and 211,663,639 and 211,046,501 shares outstanding, respectively	211,664	211,047
Capital in excess of par value	1,297,949	1,307,058
Accumulated deficit	(230,098)	(286,795)
Accumulated other comprehensive income	106,205	111,717
Total common stockholders' equity	1,385,720	1,343,027
Noncontrolling interests	13,361	19,800
Total Equity	1,399,081	1,362,827
	$9,882,053	$9,683,568

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$58,722	$48,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,447	29,541
Amortization of intangible assets	5,808	6,149
Amortization of cemetery property	8,975	9,569
Amortization of loan costs	1,235	1,194
Provision for doubtful accounts	1,720	2,842
Provision for deferred income taxes	26,134	18,479
Losses on divestitures and impairment charges, net	969	490
Share-based compensation	2,830	2,574
Excess tax benefits from share-based awards	(772)	—
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	5,962	4,471
Increase in other assets	(5,882)	(5,352)
Increase (decrease) in payables and other liabilities	12,215	(7,888)
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	13,738	16,066
Decrease in deferred preneed funeral revenue	(4,000)	(7,735)
Decrease in deferred preneed funeral receipts held in trust	(14,176)	(10,069)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(6,359)	(26,238)
Increase in deferred preneed cemetery revenue	15,912	15,948
(Decrease) increase in deferred preneed cemetery receipts held in trust	(3,419)	642
Other	1,065	(3,214)
Net cash provided by operating activities	151,124	95,784
Cash flows from investing activities:
Capital expenditures	(22,569)	(23,378)
Acquisitions	—	(804)
Proceeds from divestitures and sales of property and equipment, net	1,816	264
Net withdrawals of restricted funds and other	339	1,176
Net cash used in investing activities	(20,414)	(22,742)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	—	907
Payments of debt	(4,948)	(497)
Principal payments on capital leases	(6,468)	(6,084)
Proceeds from exercise of stock options	3,094	2,323
Excess tax benefit from share-based awards	772	—
Purchase of Company common stock	(1,708)	(75,106)
Payments of dividends	(12,698)	(11,104)
Purchase of Neptune Society non-controlling interest	(8,333)	—
Bank overdrafts and other	(4,004)	433
Net cash used in by financing activities	(34,293)	(89,128)
Effect of foreign currency	(579)	1,348
Net increase (decrease) in cash and cash equivalents	95,838	(14,738)
Cash and cash equivalents at beginning of period	92,708	128,569
Cash and cash equivalents at end of period	$188,546	$113,831